Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 13, 2009 with respect to the consolidated financial statements of HealthPort, Inc. in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-161381) and related Prospectus of HealthPort, Inc. dated November 13, 2009.

/s/ Ernst & Young LLP

Atlanta, Georgia

November 13, 2009